EXHIBIT 10.7

                         AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------

         THIS AGREEMENT (the "Agreement") is made and entered into this 7th day of April, 2005, by and between NATIONAL RESIDENTIAL PROPERTIES, INC., a Nevada corporation (hereinafter referred to as the "Seller") and BAY HARBOR ISLAND ASSOCIATES, L.P., or its assigns (hereinafter referred to as the "Purchaser" or "Buyer").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller is the owner, in fee simple, of that certain parcel of real property (the "Real Property"), situate, lying and being in Miami-Dade County, Florida and described as follows:

                  Lots 17 and 18, Block 9, BAY HARBOR ISLAND, according to the Plat thereof, as recorded in Plat Book 46, at Page 5, of the Public Records of Miami-Dade County, Florida; and

         WHEREAS, the Purchaser desires to purchase the Real Property from the Seller and the Seller desires to sell the Real Property to the Purchaser, all subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants, stipulations and agreements hereinafter made and for other good and valuable considerations, the Seller and the Purchaser hereby agree as follows;

SECTION I.    SALE-PURCHASE.
              --------------

         The Seller agrees to sell, convey and assign to the Purchaser and the Purchaser agrees to purchase from the Seller, the following described property and rights, for the price and under the terms and conditions provided in this Agreement.

         A. The fee simple title to the Real Property;

         B. Seller's interest, if any, in and to all, contract rights, riparian rights, easements, privileges, servitudes, appurtenances and other rights belonging to or inuring to the benefit of the Seller and pertaining to the Real Property;

         C. Seller's interest, if any, in and to any adjacent streets, rights-of-way, easements, strips of land or roadways adjoining the Real Property;

         D. Seller's interest, if any, in and to all tangible and/or intangible property and property rights pertaining to the Real Property (the "Tangible and Intangible Personal Property") including, but not limited to, any rights to water and sewer allocations, development rights, plat or temporary plat or any other governmental approvals, credits for impact fees, payment for street lighting and other special taxing district credits or benefits;







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         E. Seller's interest, if any, in and to all permits and licenses pertaining to the Real Property (hereinafter collectively referred to as the "Permits");

         F. Seller's interest, if any, in and to any approved site plans, temporary plat approvals, architectural plans, development orders, soil tests, surveys, engineering and traffic studies, engineering drawings, specifications, studies, and other information that relate to, or have been prepared for, the Real Property which are in Seller's possession and/or which are under the control of the Seller (the "Documents");

         All of the foregoing is herein collectively referred to as the "Property".

SECTION II.   PURCHASE PRICE.
              ---------------

         Seller agrees to sell the Property to the Purchaser and the Purchaser agrees to purchase the Property from the Seller for a purchase price (the "Purchase Price") in the amount of ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 ($1,400,000.00) DOLLARS.

SECTION III.  TERMS OF SALE.
              --------------

         A. Deposit. Simultaneously with the execution of this Agreement by the Purchaser, the Purchaser shall deliver a deposit into escrow with FIRST AMERICAN TITLE INSURANCE COMPANY (the "Escrow Agent"), in the amount of TEN THOUSAND AND NO/100 ($10,000.00) DOLLARS. All funds deposited with the Escrow Agent pursuant to the terms of this Agreement shall collectively be referred to as the "Deposit". Unless Seller receives the Deposit with all interest earned thereon as a result of Purchaser's default under this Agreement, all interest earned upon the Deposit shall inure to the benefit of the Purchaser and shall be paid to the Purchaser at the closing of the within transaction.

         B. Balance of Purchase Price. The balance of the Purchase Price (the "Cash to Close") shall be due and payable by Purchaser, at Closing, by cashier's check or by federally wire transferred funds. The Deposit shall be a credit to the Cash to Close due from the Purchaser at the time of Closing.

SECTION IV.   EVIDENCE OF TITLE.
              ------------------

         Purchaser shall, within thirty (30) days (the "Title Review Period") from and after the Effective Date (hereinafter defined), obtain a Commitment (the "Commitment") for issuance of an Owner's Policy of Title Insurance with respect to the Property. If the Commitment reveals that title to the Property is not good, marketable and insurable, at regular rates and in accordance with the standards adopted by the Florida Bar, then Purchaser shall notify Seller in writing (the "Title Notice"), prior to the expiration of the Title Review Period, specifying the alleged title defect(s). Seller shall have thirty (30) days from receipt of the Title Notice within which to remove said alleged title defects, and if Seller is unsuccessful in removing the alleged title defect(s) within said thirty (30) day period, the Purchaser shall have the option to either: (i) accept the title to the Property as it then is without reduction in the Purchase Price or claim against Seller therefor; or (ii) demand the return of the Deposit, with all interest earned thereon, which shall forthwith be returned to Purchaser and thereafter Purchaser and Seller shall be released from all further obligations under this Agreement, except for such obligations which are

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specified in this Agreement to survive the termination of this Agreement. If, however, title to the Property is unmarketable because of liens in a liquidated amount that can be released or satisfied by the payment of money alone then, at the time of Closing, such liens shall be paid from the cash to close and the amount due Seller shall be reduced by such amount. Seller agrees to use diligent effort to cure the defects in title within the time limit provided herein, not including the commencement and diligent prosecution of any suits.

SECTION V.    SURVEY.
              -------

         During the Title Review Period, the Purchaser shall have the right to obtain, at Purchaser's expanse, a currently dated survey (the "Survey") of the Property. If the Survey shows any material encroachments on the Property, the same shall be treated as a defect in the title to the Property and such title defect shall be governed by the provisions contained within Section IV of this Agreement.

SECTION VI.   DOCUMENTS TO BE DELIVERED BY THE SELLER.
              ----------------------------------------

         Within three (3) days from the Effective Date, the Seller shall furnish to the Purchaser copies of the following described documents (the "Seller's Deliveries") pertaining to the Property:

         A. A copy of the Owner's Policy of Title Insurance issued in favor of the Seller at the time of the acquisition of the Property by the Seller.

         B. Copies of all surveys of the Property, in Seller's possession.

         C. Copies of all environmental reports, soil studies, soil borings, engineering studies and any other studies pertaining to the Property, in Seller's possession.

         D. Copies of all building plans, site plans, marketing studies and appraisals in Seller's possession, if any, pertaining to the Property,

         Other than the Seller's Deliveries, the Seller shall have no obligation to furnish any documents or information to the Purchaser pertaining to the Property, it being acknowledged by the Purchaser that the Purchaser, in Purchaser's deliberations regarding the Property, shall be relying on Purchaser's independent investigations and evaluation of the Property.

SECTION VI.   INSPECTION PERIOD.
              ------------------

         During the period (the "Inspection Period") commencing on the Effective Date and expiring at 4:00 p.m. on the date which will be thirty (30) days from the Effective Date, the Purchaser and its engineers, surveyors, agents and representatives shall be entitled to conduct feasibility studies with respect to the Property and inspect the physical condition of the Property. The Seller shall cooperate, wherever possible, with the inspections being performed by the Purchaser.

         In the event the Purchaser, for any reason whatsoever, is not satisfied with the condition of the Property or Purchaser deems the Property is not suitable for Purchaser's intended use, then

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the Purchaser, prior to the expiration of the Inspection Period, may elect to notify the Escrow Agent and the Seller of its election not to proceed with this transaction and, thereupon, the Escrow Agent shall return the Deposit to the Purchaser and this Agreement shall be null and void, except for such matters which are specified in this Agreement to survive the termination of this Agreement; provided, however, that the Deposit shall not be paid over by the Escrow Agent to the Purchaser unless the Purchaser delivers to the Seller all studies, reports, tests and other documentation pertaining to the Property (collectively the "Work Product") obtained by the Purchaser from the Seller during the Inspection Period. If, however, the Purchaser does not timely exercise its right to rescind and withdraw from this Agreement, pursuant to the provisions of this Section VII, then the Purchaser shall not, thereafter, be permitted to withdraw from and cancel this Agreement pursuant to the provisions of this Section VII. Further, in the event the Purchaser does not timely elect to withdraw from and cancel this Agreement pursuant to the provisions of this
Section VII, then the Purchaser shall: (i) prior to the expiration of the Inspection Period, tender an additional deposit to the Escrow Agent in the amount of ONE HUNDRED THIRTY THOUSAND AND NO/100 ($130,000.00) DOLLARS; and (ii) be deemed to be purchasing the Property in an "AS IS" "WHERE IS" condition without relying upon any representation or warranty made on the part of the Seller, except as may be specifically provided for in this Agreement.

         During the Inspection Period and thereafter, the Purchaser, Purchaser's architects, surveyors, agents and engineers shall have the right, after twelve
(12) hours prior notice to the Seller, to go upon the Property and conduct any and all surveys, marketing studies, soil tests, soil borings and similar investigations as the Purchaser shall require, provided that the Purchaser shall indemnify and save the Seller harmless with respect to any liabilities, obligations, suits and demands arising out of or in connection with such activities. In addition, prior to entry upon the Property by Purchaser and/or by Purchaser's representatives, the Purchaser must obtain, and provide evidence of same to the Seller, public liability insurance coverage (providing not less than $1,000,000.00 of coverage) naming the Seller as an additional insured thereunder. The Purchaser will immediately repair or cause to be repaired, any damage to the Property occasioned by such activities.

SECTION VIII. CLOSING.
              --------

         The transactions contemplated by this Agreement shall be closed (the "Closing") at the offices of LEOPOLD, KORN & LEOPOLD, P.A., 20801 Biscayne Boulevard, Suite 501, Aventura, Florida 33180, commencing at 10:00 a.m. on the date which will be one hundred twenty (120) days from the Effective Date; provided, however, that the Purchaser, upon fifteen (15) days prior written notice to the Seller, shall have the right to advance the date of Closing to an earlier date.

SECTION IX.   CLOSING DOCUMENTS.
              ------------------

         At the time of Closing, Seller shall execute and/or deliver to Purchaser executed originals of the following documents:

         A. Special Warranty Deed, in recordable form, conveying to the Purchaser the fee simple interest of the Seller in and to the Property, subject only to those matters of title which the

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Purchaser is required to acquire the Property subject to, as provided in Section
IV of this Agreement.

         B. Assignment assigning to Purchaser all of Seller's rights, title and interest in all of the documents delivered to Purchaser pursuant to Section VI B, C, and D above, and certifying that all monies owed with respect to such items have been paid in full.

         C. Affidavit in form sufficient to allow the title agent to delete all standard survey, construction lien and parties in possession exceptions from the Commitment.

         D. Closing Statement -- to be prepared by the joint efforts of the Seller and the Purchaser by and through their respective attorneys.

         E. Affidavit complying with the rules and regulations promulgated under FIRPTA.

         F. "Gap" Affidavit in form sufficient to allow the title agent to delete the "gap" exception from the Commitment.

         G. Assignment of all of the Seller's right, title and interest, if any, in and to: (i) the Tangible and Intangible Personal Property; (ii) the Permits; and (iii) the Documents.

         H. Good Standing Certificate issued by the State of Nevada with respect to the Seller.

         I. Corporate resolutions required by the Purchaser and title agent issuing the Commitment.

         J. Such other documents as may be required by the title agent issuing the Commitment to permit deletion of all Schedule B-1 Requirements from the Commitment.

         K. Intentionally Omitted.

         L. Any other documents reasonably required by the applicable title company to consummate the transactions contemplated by this Agreement.

At the time of Closing, Purchaser shall execute and/or deliver to Seller the following:

         A. The Cash to Close.

         B. Closing Statement.

         C. Any other documents reasonably necessary to consummate the transactions contemplated by this Agreement.

SECTION X.    POSSESSION.
              -----------

         Possession of the Property shall be delivered to Purchaser on the date of Closing vacant and free of all tenancies.

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SECTION XI.   REPRESENTATIONS OF SELLER.
              --------------------------

         The Seller hereby warrants and represents, to the best of its knowledge and belief, the following to the Purchaser with the full understanding that the Purchaser will rely upon said representations and warranties in closing the transaction contemplated by this Agreement.

         A. Seller has the full right, power and authority to own and convey the Property without the need for further consents or authorizations. All necessary authorizations and approvals on the part of the Seller have been obtained authorizing the Seller to execute this Agreement and to consummate the transactions contemplated hereby.

         B. To Seller's knowledge, there are no suits (including, without limitation, condemnation or eminent domain proceedings) or other legal proceedings pending or threatened with respect to the Property or Seller. Seller has not received any written or oral notice from any public or quasi-public authority having powers of eminent domain or condemnation over the Property.

         C. Seller is neither a foreign person or foreign corporation, as those terms are defined in Section 7701 of the Internal Revenue Code of 1054, as amended, and at Closing, the Seller will execute an affidavit confirming this representation.

         D. Seller represents that there are no contract rights, leases, use rights or other rights of occupancy relating to the Property, nor any other types of contracts relating to or affecting the Property.

         E. Seller represents that Seller has received no written notice as to any pending or proposed special assessments which would affect the Property.

         F. Between the date of this Agreement and the date of Closing, the Seller will not, without Purchaser's prior written consent, create or permit to be created any encumbrances on the Property. For the purposes of this subparagraph, the term "encumbrance" shall mean any liens, claims, options, mortgages, encroachments, leases, easements, covenants, conditions or restrictions.

         G. Seller has no actual or constructive notice from any person or entity that, with respect to the Property, it or any predecessor-in-title to the Property, is or was in violation of any applicable state or federal environmental law or regulation pertaining to Hazardous Substances or Wastes. As used in this Agreement, "Hazardous Substances or Wastes" means any substance identified as a hazardous substance or waste in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendment and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA") or any applicable similar federal or state legislation regulating hazardous or dangerous materials and substances.

         H. Seller has no actual or constructive notice that there are any above ground or underground storage tanks located upon the Property.

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         I. Seller has no actual or constructive knowledge of any existing, proposed or contemplated laws that would prevent the development of the Property for residential use.

         J. Intentionally Omitted.

         The warranties and representations set forth hereinabove shall be deemed to be remade as of the date of Closing and shall survive the Closing for a period of twelve (12) months.

         In the event that the Purchaser becomes aware prior to Closing that any of the warranties or representation set forth in this Section XI, are untrue (either at the time made or as the result of some change in facts occurring after the execution of this Agreement but before Closing), then the Purchaser shall promptly give written notice thereof to Seller and, after receipt of such notice, Seller shall utilize its best efforts at its sole cost and expense, including the institution and prosecution of appropriate suits, to render such representation true and correct. Seller shall have at least thirty (30) days to render such representation true and correct and the Closing shall be extended by the number of days necessary to give Seller such time to perform. If Seller is unable to render all such representations true and correct by Closing, as same may have been extended as aforesaid, the Purchaser may either: (i) terminate this Agreement and in such event all deposits placed hereunder by the Purchaser (together with all interest earned thereon) shall be returned to the Purchaser and the parties to this Agreement shall be relieved of all further obligations under this Agreement; except for such obligations which are specified in this Agreement to survive the termination of this Agreement; or (ii) elect to close the contemplated transaction, notwithstanding the failure of such representation and warranty, in which event such Closing shall be deemed as a waiver by the Purchaser of the failure of such representation and warranty.

SECTION XII.  TIME OF THE ESSENCE AND COOPERATION.
              ------------------------------------

         Time of performance by each party of each and every provision or covenant herein contained is of the essence of this Agreement. Any reference herein to time periods of less than six (6) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays and any time period provided for herein which shall end on a Saturday, Sunday or legal holiday, shall extend to 5:00 p.m. of the next business day.

SECTION XIII. PRORATIONS AND ADJUSTMENTS.
              ---------------------------

         Real property taxes and assessments affecting the Property, based upon the current year's assessment shall be prorated as of the Effective Date and if the exact amount of the tax is unknown at the time of Closing, the same shall be based upon the previous year's maximum discount amount and thereafter prorated and adjusted between the parties when tax bills are issued (based on November tax payment). In addition, all insurance premiums paid with respect to the Property shall be prorated as of the Effective Date.

SECTION XIV.  EXPENSES.
              ---------

         Documentary stamps and surtax upon the Special Warranty Deed and the cost of recording any corrective title instruments shall be paid for by Seller. The cost to record the Special Warranty Deed, the cost of obtaining the Commitment, the cost of obtaining the Survey

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and the premium for issuance of the Owner's Policy of Title Insurance shall be paid for by the Purchaser.

SECTION XV.   SPECIAL ASSESSMENT LIENS.
              -------------------------

         Certified, confirmed and ratified special assessment liens as of the date of Closing are to be paid by Seller. Pending liens as of the date of Closing shall be assumed by the Purchaser, provided, however, that where the improvement has been substantially completed as of the date of Closing such pending lien shall be considered as certified, confirmed or ratified and Seller shall, at Closing, be charged an amount equal to the last estimate by the public body of the assessment for the improvement. Such estimate shall, at the request of either party to the transaction, be readjusted upon receipt of the actual billing.

SECTION XVI.  CONDEMNATION.
              -------------

         In the event that the Property, or any portion thereof is taken by eminent domain prior to Closing, or any governmental authority shall have notified Seller that it proposes to take the Property, or any portion thereof, by eminent domain proceedings, then and in that event, the following shall apply:

         A. In the event that the eminent domain proceeding shall affect a minor portion of the Property (and does not prevent construction of Townhomes pursuant to the Approved Site Plan) then, and in that event, the Closing shall take place in accordance with the provisions of this Agreement and, at the time of Closing, Seller shall execute and deliver to Purchaser an assignment of the condemnation award, in form and content reasonably satisfactory to the attorneys for the Purchaser.

         B. In the event that the eminent domain proceeding shall affect a major portion of the Property (for the purposes hereof, a "major portion of the Property" shall mean a taking which would, in Purchaser's reasonable judgment, materially affect the future operation of the Property for the specific use intended by the Purchaser), then, and in that event, the Purchaser shall have the option of either canceling this Agreement and receiving the return of all deposits heretofore tendered by the Purchaser (in which event this Agreement shall be null and void except for such matters which survive termination of this Agreement) or proceeding with the Closing, in which event, at the time of Closing, Seller shall execute and deliver an assignment of the condemnation award to the Purchaser in form and content reasonably satisfactory to the attorneys for such Purchaser.

         C. Seller shall promptly advise Purchaser of any notice of condemnation that it may receive prior to Closing from any governmental or quasi-governmental entity.

SECTION XVII. CONDITIONS TO PURCHASER'S OBLIGATIONS.
              --------------------------------------

         The Purchaser's obligation to complete the Closing under this Agreement is expressly conditioned upon the following, and the Purchaser shall have the right, exercisable at any time and from to time, to waive any one or more of such conditions without affecting any of the Purchaser's other rights, conditions or obligations:

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         A. All of the representations and warranties of the Seller herein shall be true and correct as of the date of Closing; and

         B. The Seller shall have performed all of the covenants and obligations to be performed by the Seller under this Agreement.

SECTION XVIII. DEFAULT.
               --------

         If the Purchaser shall default with respect to its obligations hereunder (and such default is not cured within five (5) days from the date the Purchaser receives written notice of such default), all deposits heretofore tendered or which should have been tendered by the Purchaser, together with all interest earned thereon, shall be tendered to and shall be retained by the Seller as full and complete liquidated damages, consideration for the execution of this Agreement and in full settlement of any claims; whereupon all parties shall be relieved of all further obligations under this Agreement (save and except for all indemnification provisions contained in this Agreement which shall continue in full force and effect and shall survive any termination of this Agreement). If the Seller shall default with respect to its obligation under this Agreement (and such default is not cured within five (5) days from the date the Seller receives written notice of such default), the Purchaser may only seek specific performance of the Seller's obligations hereunder or elect to receive the return of the Deposit, together with all interest earned thereon. In no manner and in no event shall the Purchaser have the right to recover damages from the Seller arising from any default by the Seller with respect to the Seller's obligations under this Agreement. The remedies set forth in this
Section XVIII shall be the Seller's and the Purchaser's sole and exclusive remedies.

SECTION XIX.  NOTICES.
              --------
         Notice (the "Notice") to either party hereto shall be in writing and shall be deemed duly given if sent (i) by United States mail, certified or registered, return receipt requested, with postage prepaid, (ii) by a reputable courier service (such as Federal Express), or (iii) by telex or telecopy, in which event a photocopy of the Notice shall be sent by first class, registered or certified mail or by a reputable courier service (such as Federal Express) within twenty-four (24) hours after the telex or telecopy. In each event, the Notice shall be addressed or sent by facsimile as follows:

              PURCHASER:                BAY HARBOR ISLAND ASSOCIATES, L.P.
                                        200 S. BROAD STREET
                                        SUITE 600
                                        PHILADELPHIA, PA 19102
                                        ATTENTION: SAMUEL W. SWITZENBAUM

                                        Telephone No.:    215-772-1100
                                        Facsimile No.:    215-772-9520

              With a Copy to:           DAVID S. MANDEL, ESQUIRE
                                        ASTOR WEISS KAPLAN & MANDEL, LLP
                                        200 S. BROAD STREET

                                        9
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                                        SUITE 600
                                        PHILADELPHIA, PA 19102

                                        Telephone No.:    215-790-0100
                                        Facsimile No.:    215-400-2225

              SELLER:                   NATIONAL RESIDENCE PROPERTIES
                                        6915 RED ROAD #222
                                        CORAL GABLES, FL  33143

                                        Telephone No.:    305-666-6565
                                        Facsimile No.:    305-666-3994
                                        Attention:  RICHARD ASTROM, President


              With a Copy To:           LEOPOLD, KORN & LEOPOLD, P.A.
                                        20801 Biscayne Boulevard, Suite 501
                                        Aventura, FL 33180

                                        Telephone No.:    (305) 935-3500
                                        Facsimile No.:    (305) 935-9042
                                        Attention:        GARY A. KORN, Esquire

SECTION XX.   BROKERS.
              --------

         The parties each represent and warrant to the other that no real estate broker, salesman or finder has been involved in this transaction. If a claim for brokerage in connection with the transaction is made by any broker, salesman or finder, claiming to have dealt through or on behalf of one of the parties hereto (the "Indemnitor"), said Indemnitor shall indemnify, defend and hold the other party hereunder, and such other party's officers, directors, partners, agents and representatives (collectively the "Indemnitee") harmless from all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorneys' fees and court costs) with respect to said claim for brokerage. The provisions of this paragraph shall survive the closing of the transactions contemplated by this Agreement or the earlier termination of this Agreement.

SECTION XXI.  ESCROW AGENT.
              -------------

         The Escrow Agent shall immediately deposit for collection and shall hold all Deposits delivered to Escrow Agent. Escrow Agent shall not be accountable for the yield earned on such escrow account, except for interest actually earned.

         If there is any dispute as to whether the Escrow Agent is obligated to deliver any monies which it holds or to whom said monies are to be delivered, the Escrow Agent shall not be obligated to make any delivery, but in such event the Escrow Agent may hold same until receipt by the Escrow Agent of an authorization in writing signed by all of the parties having an interest in such dispute directing the disposition of same; or, in the absence of such authorization, the Escrow Agent may hold such monies with interest thereon until the final determination of the rights of the parties pursuant to appropriate legal proceedings. If such written authorization is

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not given or such legal proceeding for determination not commenced and diligently continued, the Escrow Agent may bring an appropriate action or proceeding for leave to deposit the monies it holds in escrow in court, pending such determination. In the event the Escrow Agent places the monies it holds in escrow in the registry of the Court having jurisdiction with regard to this transaction and files en action of interpleader naming the parties hereto, the Escrow Agent shall be released and relieved from any and all further obligations and liability hereunder. The Escrow Agent shall not be responsible for any acts or omissions except for willful misconduct or gross negligence. In the event of any dispute with regard to the monies which are being held by Escrow Agent, then with respect to the costs and expenses incurred by Escrow Agent in connection with the filing of an interpleader action (including, but not limited to, reasonable attorneys' and paralegals' fees for Escrow Agent's attorneys) the non-prevailing party hereby indemnifies and holds Escrow Agent harmless from all loss, cost or expense including, but not limited to, attorneys' fees and court costs through all trial and appellate levels incurred by Escrow Agent in connection with this Agreement.

SECTION XXII. MISCELLANEOUS PROVISIONS.
              -------------------------

         A. The term "Effective Date", as used within this Agreement, shall be the date when this Agreement shall have been fully executed by both the Seller and the Purchaser and an executed copy of this Agreement has been received by both the Seller and the Purchaser.

         B. At Closing, the Purchaser shall reimburse the Seller for the following items, fees, costs and expenses, as set forth on Schedule "A" attached hereto and made a part hereof:

                  1. All fees and costs paid by the Seller to Oscar Sklar, Steven Goldner and the law firm of Bercow & Radell (and/or to entities associated with each of the foregoing) in relation to the development of the Property.

                  2. All loan extension fees, closing costs, lender's attorney fees for extensions (such fees and closing costs not to exceed $12,500.00) and interest payments tendered by the Seller to the holders of the first mortgage and the second mortgage encumbering the Property , from and after March 29, 2005.

         C. THE PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE WARRANTIES SET FORTH HEREIN AND IN THE CLOSING DOCUMENTS, PURCHASER SHALL ACCEPT THE PROPERTY BEING PURCHASED IN AN "AS IS" AND "WHERE IS" CONDITION WITH ALL FAULTS AND THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, COLLATERAL TO OR AFFECTING THE PROPERTY, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR HABITABILITY. THE TERMS AND PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

         D. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and may not be amended, modified, altered or changed in any respect whatsoever except by further agreement in writing duly executed by the parties hereto.

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         E. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

         F. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and personal representatives. Wherever the context permits, singular shall include the plural and vice versa and one gender shall include all genders.

         G. This Agreement shall be governed in its enforcement and construction and interpretation by the laws of the State of Florida. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

         H. This Agreement may be executed in counterparts by the parties hereto and each shall be considered an original insofar as the parties hereto are concerned but together said counterparts shall comprise only one agreement.

         I. The rights of the Purchaser hereunder shall be assignable only with the prior written consent of the Seller, which prior written consent shall not be unreasonably withheld or delayed, except that the rights of the Purchaser hereunder shall be assignable to an entity which is a subsidiary or an affiliate of the Purchaser without the necessity of obtaining the prior written consent of the Seller.

         J. All of the Exhibits attached to this Agreement are incorporated into, and made a part of, this Agreement.

         K. In the event any term or provision of this Agreement shall be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

         L. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  (SIGNATURES CONTAINED ON THE FOLLOWING PAGE)


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Signed, Sealed and Delivered              SELLER:
  in the Presence of:
                                          NATIONAL RESIDENTIAL PROPERTIES,
                                          INC, a Nevada corporation


                                          /s/ RICHARD ASTROM
                                          President

                                          PURCHASER:
                                          RAY HARBOR ISLAND ASSOCIATES, L.P.

                                          BY:  B.H.I.  LLC


                                          /s/   SAMUEL W. SWITZENBAUM
                                          --------------------------------------
                                          Samuel W. Switzenbaum, Managing Member





































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